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                                                                    EXHIBIT 99.4
                                    CONSENT
                                       OF
                                 PETRIE PARKMAN

    The undersigned hereby consents to the use of its opinion letter to the Board of Directors of Convest Energy Corporation in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to references to such opinion in this Registration Statement on Form S-4.
In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit and we hereby disclaim that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                       /s/ PETRIE PARKMAN & CO.
                                       -----------------------------
                                       PETRIE PARKMAN & CO.

July 17, 1997